EXHIBIT 99.1

The Community Financial Corporation Announces Results of Operations for Fourth Quarter of 2016

WALDORF, Md., Jan. 20, 2017 (GLOBE NEWSWIRE) -- The Community Financial Corporation (NASDAQ:TCFC) (the “Company”), the holding company for Community Bank of the Chesapeake (the “Bank”), reported its results of operations for the fourth quarter and year ended December 31, 2016. Consolidated net income available to common shareholders was $2.0 million for the three months ended December 31, 2016, an increase of $494,000, compared to $1.5 million for the three months ended December 31, 2015. Earnings per common share (diluted) at $0.44 increased $0.11 from $0.33 per common share (diluted) for the three months ended December 31, 2015.  The Company’s returns on average assets and common stockholders’ equity for the fourth quarter of 2016 were 0.62% and 7.68%, respectively, compared to 0.55% and 6.06% , respectively, for the fourth quarter of 2015.

Consolidated net income available to common shareholders was $7.3 million for the year ended December 31, 2016, an increase of $1.0 million, compared to $6.3 million for the year ended December 31, 2015. Earnings per common share (diluted) for the full year of 2016 at $1.59 increased $0.24 from $1.35 per common share (diluted) for the year ended December 31, 2015. The Company’s returns on average assets and common stockholders’ equity, for the full year of 2016 were 0.60% and 7.09%, respectively, compared to 0.58% and 6.33%, respectively, for the full year of 2015.

William J. Pasenelli, Chief Executive Officer and Vice-Chairman of the Board, stated, “During 2016 we made substantial  progress increasing operating leverage. Earnings increased due to significant loan growth and controlled noninterest expense. Net interest income increased $3.4 million or 9.2%, compared to noninterest expense growth of $741,000 or 2.6%. This was accomplished in a declining interest rate environment for most of 2016. Our 2016 loan growth of $170.3 million or 18.7% to $1,079.5 million, should position the Company to further increase operating leverage during 2017.”

During the fourth quarter, the Company’s efficiency and net operating expense ratios1 improved to 64.38% and 1.98%, respectively.

Net Interest Income

Net interest income increased 12.0% or $1.1 million to $10.5 million for the three months ended December 31, 2016 compared to $9.4 million for the three months ended December 31, 2015. Net interest margin at 3.45% for the three months ended December 31, 2016 decreased 16 basis points from 3.61% for the three months ended December 31, 2015. Average interest-earning assets were $1,213.5 million for the fourth quarter of 2016, an increase of $176.6 million or 17.0%, compared to $1,036.9 million for the same quarter of 2015.

Net interest income increased 9.2% or $3.4 million to $39.9 million for the year ended December 31, 2016 compared to $36.5 million for the year ended December 31, 2015. Net interest margin at 3.48% for the year ended December 31, 2016 decreased 12 basis points from 3.60% for the year ended December 31, 2015. Average interest-earning assets were $1,145.5 million for the full year of 2016, an increase of $132.1 million or 13.0%, compared to $1,013.4 million for the full year of 2015.

Net interest margin declined during 2016, primarily due to reduced yields on loans. Yields on the loan portfolio decreased from 4.73% for the year ended December 31, 2015 to 4.55% for the year ended December 31, 2016. Yields were reduced compared to the prior year due to the Bank’s increased investment in residential mortgages, increased competition in the Bank’s market area and low intermediate term interest rates.  Interest rates were depressed for most of 2016, with the ten year U.S. Treasury rate as low as 1.37% (July 8, 2016).

Net interest margin was positively impacted by a reduction in its cost of funds during 2016, which decreased two basis points from 0.75% for the year ended December 31, 2015 to 0.73% for the year ended December 31, 2016. The Company continued to make progress in controlling deposit costs by increasing transaction deposits as a percentage of overall deposits. Average transaction deposits, which include savings, money market, interest-bearing demand and noninterest bearing demand accounts, for the year ended December 31, 2016 increased $83.4 million, or 17.1%, to $571.6 million compared to $488.2 million for the comparable period in 2015. Average transaction accounts as a percentage of total deposits increased from 56.3% for the year ended December 31, 2015 to 58.3% for the year ended December 31, 2016. The increase in average transaction deposits included growth in noninterest bearing demand deposits of $21.6 million, or 17.9%, from $120.5 million for the year ended December 31, 2015 to $142.1 million for the year ended December 31, 2016.

1 Efficiency Ratio - noninterest expense divided by the sum of net interest income and noninterest income.
Net Operating Expense Ratio - noninterest expense less noninterest income divided by average assets.

Noninterest Income

Noninterest income was flat at $891,000 for the three months ended December 31, 2016 compared to $909,000 for the three months ended December 31, 2015.

Noninterest income increased by $61,000 to $3.4 million for the year ended December 31, 2016 compared to $3.3 million for the year ended December 31, 2015. Noninterest income was up $187,000 compared to the prior year due to higher service charge income from the growth in the number of customer accounts, wealth services and rental income on other real estate owned (“OREO”) properties. In addition, there were no losses recognized in 2016 for the sale of branch assets. During the third quarter 2015, the Bank recorded an expense of $426,000 to account for the loss on the sale of the King George, Virginia branch building and equipment. These increases to noninterest income were partially offset by decreases to noninterest income from the Company’s exit from the origination of residential first mortgage loans during the second quarter of 2015.  There were no gains on residential loans held for sale in the year ended December 31, 2016 compared to $104,000 for the year ended December 31, 2015. In addition, the Company recognized losses of $436,000 on the disposition of OREO for the year ended December 31, 2016 compared to $20,000 in OREO losses recognized for the comparable period.

Noninterest Expense

Noninterest expense was controlled at an average run rate of just below $7.3 million per quarter during 2016. The Company remained focused during 2016 on its initiative to control the growth of expenses by streamlining internal processes and reviewing vendor relationships. These efforts resulted in a reduction in nine FTEs from 171 employees to 162 employees during the year ended December 31, 2016. The Company’s strategy to create operating leverage through continued asset growth combined with controlling the growth in expenses is expected to continue during 2017.

For the three months ended December 31, 2016, noninterest expense decreased 3.2%, or $240,000, to $7.3 million from $7.6 million for the comparable period in 2015. The Company’s efficiency ratio for the three months ended December 31, 2016 and 2015 was 64.38% and 73.67% ,respectively. The Company’s net operating expense ratio as a percentage of average assets for the three months ended December 31, 2016 and 2015 was 1.98% and 2.38%, respectively. These ratios improved in each successive quarter during 2016. The following is a summary breakdown of noninterest expense:

	Three Months Ended December 31,
(dollars in thousands)	2016	2015	$ Change	% Change
Compensation and Benefits	$4,193	$4,148	$45	1.1%
OREO Valuation Allowance and Expenses	252	377	(125)	(33.2%)
Operating Expenses	2,871	3,031	(160)	(5.3%)
Total Noninterest Expense	$7,316	$7,556	$(240)	(3.2%)

For the year ended December 31, 2016, noninterest expense increased 2.6%, or $741,000, to $29.2 million from $28.4 million for the comparable period in 2015. The Company’s 2015 total growth in salary and benefit costs was 3.2% compared to 2.7% growth during 2016. The Company’s efficiency ratio for the year ended December 31, 2016 and 2015 was 67.40% and 71.35%, respectively. The Company’s net operating expense ratio as a percentage of average assets for the year ended December 31, 2016 and 2015 was 2.10% and 2.30%, respectively. The following is a summary breakdown of noninterest expense:

	Years Ended December 31,
(dollars in thousands)	2016	2015	$ Change	% Change
Compensation and Benefits	$16,810	$16,366	$444	2.7%
OREO Valuation Allowance and Expenses	861	1,059	(198)	(18.7%)
Operating Expenses	11,488	10,993	495	4.5%
Total Noninterest Expense	$29,159	$28,418	$741	2.6%

Balance Sheet and Asset Quality

Balance Sheet

Total assets at December 31, 2016 were $1.33 billion, an increase of $190.9 million, or 16.7% compared to total assets of $1.14 billion at December 31, 2015. The increase in total assets was primarily attributable to growth in loans. Net loans increased $170.3 million, or 18.7% from $909.2 million at December 31, 2015 to $1,079.5 million at December 31, 2016, mainly due to increases in loans secured by commercial real estate and residential first mortgages.

Prior to April 1, 2016, loans secured by residential rental property were included in the residential first mortgage and commercial real estate loan portfolios.  Beginning in the second quarter of 2016, the Company segregated loans secured by residential rental property into a new loan portfolio segment. Residential rental property includes income producing properties comprising 1-4 family units and apartment buildings. The Company’s decision to segregate the residential rental property portfolio for financial reporting was based on the growth and size of the portfolio and risk characteristics unique to residential rental properties.

The following is a breakdown of the Company’s loan portfolio at December 31, 2016 and December 31, 2015:

(dollars in thousands)	December 31, 2016%		December 31, 2015%

Commercial real estate	$667,105	61.28%	$538,888	58.64%
Residential first mortgages	171,004	15.70%	131,401	14.30%
Residential rentals	101,897	9.36%	93,157	10.14%
Construction and land development	36,934	3.39%	36,189	3.94%
Home equity and second mortgages	21,399	1.97%	21,716	2.36%
Commercial loans	50,484	4.64%	67,246	7.32%
Consumer loans	422	0.04%	366	0.04%
Commercial equipment	39,737	3.65%	29,931	3.26%
	1,088,982	100.00%	918,894	100.00%
Less:
Deferred loan fees and premiums	(397)	-0.04%	1,154	0.13%
Allowance for loan losses	9,860	0.91%	8,540	0.93%
	9,463		9,694
	$1,079,519		$909,200

Deposits increased by 14.5% or $131.9 million, to $1,038.8 million at December 31, 2016 compared to $906.9 million at December 31, 2015. Between 2012 and 2016, the Company increased transaction deposits, including noninterest bearing deposits, to lower its overall cost of funds. Transaction deposits have increased from 44.9% of total deposits at December 31, 2011 to 58.3% of total deposits at December 31, 2016.

The Company uses both traditional brokered deposits and reciprocal brokered deposits. Traditional brokered deposits at December 31, 2016 and December 31, 2015 were $131.0 million and $49.1 million, respectively. Reciprocal brokered deposits at December 31, 2016 and December 31, 2015 were $70.7 million and $61.1 million, respectively. Reciprocal brokered deposits are used to maximize FDIC insurance available to our customers.  The following is a breakdown of the Company’s deposit portfolio at December 31, 2016 and December 31, 2015:

	December 31, 2016		December 31, 2015
(dollars in thousands)	Balance	%	Balance	%
Noninterest-bearing demand	$144,877	13.95%	$142,771	15.74%
Interest-bearing:
Demand	162,823	15.67%	120,918	13.33%
Money market deposits	248,049	23.88%	219,956	24.25%
Savings	50,284	4.84%	47,703	5.26%
Certificates of deposit	432,792	41.66%	375,551	41.41%
Total interest-bearing	893,948	86.05%	764,128	84.26%

Total Deposits	$1,038,825	100.00%	$906,899	100.00%

Transaction accounts	$606,033	58.34%	$531,348	58.59%

Long-term debt and short-term borrowings increased $52.9 million from $91.6 million at December 31, 2015 to $144.6 million at December 31, 2016. The Company uses brokered deposits and other wholesale funding to supplement funding when loan growth exceeds core deposit growth and for asset-liability management purposes.

During the year ended December 31, 2016, stockholders’ equity increased $4.6 million to $104.4 million. The increase in stockholders’ equity was due to net income of $7.3 million and net stock related activities related to stock-based compensation of $669,000. These increases to capital were partially offset by quarterly common dividends paid of $1.8 million, repurchases of common stock of $865,000 and a current year increase in accumulated other comprehensive loss of $677,000. Common stockholders' equity of $104.4 million at December 31, 2016 resulted in a book value of $22.54 per common share compared to $21.48 at December 31, 2015. The Company remains well-capitalized at December 31, 2016 with a Tier 1 capital to average assets ratio of 9.02%.

Asset Quality

The Company continues to pursue its approach of maximizing contractual rights with individual classified customer relationships. The objective is to move non-performing or substandard credits that are not likely to become performing or passing credits in a reasonable timeframe off the balance sheet. The Company is encouraging existing classified customers to obtain financing with other lenders or enforcing its contractual rights. Management believes this strategy is in the best long-term interest of the Company. As a result of these efforts, non-accrual loans and OREO to total assets decreased 62 basis points from 1.83% at December 31, 2015 to 1.21% at December 31, 2016.  Non-accrual loans, OREO and TDRs to total assets decreased $7.4 million or 99 basis points from $34.0 million or 2.98%, at December 31, 2015 to $26.6 million or 1.99%, at December 31, 2016.

Management considers classified assets to be an important measure of asset quality. Classified assets have been trending downward the last several years from a high point of greater than $81.9 million at December 31, 2011. Classified assets decreased $4.1 million or 9.5% during 2016 from $43.3 million at December 31, 2015 to $39.2 million as of December 31, 2016.

The following is a breakdown of the Company’s classified and special mention assets at December 31, 2016, 2015, 2014, 2013, and 2012, respectively:

Classified Assets and Special Mention Assets
(dollars in thousands)	As of 12/31/2016	As of 12/31/2015	As of 12/31/2014	As of 12/31/2013	As of 12/31/2012
Classified loans
Substandard	$30,462	$31,943	$46,735	$47,645	$48,676
Doubtful	137	861	-	-	-
Loss	-	-	-	-	-
Total classified loans	30,599	32,804	46,735	47,645	48,676
Special mention loans	-	1,642	5,460	9,246	6,092
Total classified and special mention loans	$30,599	$34,446	$52,195	$56,891	$54,768

Classified loans	30,599	32,804	46,735	47,645	48,676
Classified securities	884	1,093	1,404	2,438	3,028
Other real estate owned	7,763	9,449	5,883	6,797	6,891
Total classified assets	$39,246	$43,346	$54,022	$56,880	$58,595

As a percentage of Total Assets	2.94%	3.79%	4.99%	5.56%	5.97%
As a percentage of Risk Based Capital	26.13%	30.19%	39.30%	43.11%	59.02%

The allowance for loan losses was 0.91% of gross loans at December 31, 2016 and 0.93% at December 31, 2015. Management’s determination of the adequacy of the allowance is based on a periodic evaluation of the portfolio with consideration given to: overall loss experience; current economic conditions; size, growth and composition of the loan portfolio; financial condition of the borrowers; current appraised values of underlying collateral and other relevant factors that, in management’s judgment, warrant recognition in determining an adequate allowance. Improvements to baseline charge-off factors for the periods used to evaluate the adequacy of the allowance as well as improvements in some qualitative factors, such as reductions in classified assets and delinquency, were offset by increases in other qualitative factors, such as increased loan growth. The specific allowance is based on management’s estimate of realizable value for particular loans. Management believes that the allowance is adequate. The Company increased its general allowance as a percentage of gross loans four basis points from 0.75% at December 31, 2015 to 0.79% at December 31, 2016.  The following is a breakdown of the Company’s general and specific allowances as a percentage of gross loans at December 31, 2016 and December 31, 2015, respectively:

(dollar in thousands)	December 31, 2016	% of Gross Loans	December 31, 2015	% of Gross Loans

General Allowance	$8,571	0.79%	$6,932	0.75%
Specific Allowance	1,289	0.12%	1,608	0.18%
Total Allowance	$9,860	0.91%	$8,540	0.93%

The historical loss experience factor is tracked over various time horizons for each portfolio segment. The historical loss experience factor’s impact on the general component of the allowance has decreased as the Company’s charge-off history has improved. The following table provides a five-year trend of net charge-offs as a percentage of average loans.

	Years Ended December 31,
(dollars in thousands)	2016	2015	2014	2013	2012	2011
Average loans	$988,288	$874,186	$819,381	$741,369	$719,798	$671,242
Net charge-offs	1,039	1,374	2,309	1,049	1,937	4,101
Net charge-offs to average loans	0.11%	0.16%	0.28%	0.14%	0.27%	0.61%

About The Community Financial Corporation - The Company is the bank holding company for Community Bank of the Chesapeake. Headquartered in Waldorf, Maryland, Community Bank of the Chesapeake is a full-service commercial bank, with assets over $1.3 billion.  Through its 12 banking centers and five commercial lending centers, Community Bank of the Chesapeake offers a broad range of financial products and services to individuals and businesses. The Company’s banking centers are located at its main office in Waldorf, Maryland, and 11 branch offices in Waldorf, Bryans Road, Dunkirk, Leonardtown, La Plata, Charlotte Hall, Prince Frederick, Lusby and California, Maryland; and Central Park and downtown Fredericksburg, Virginia.

Forward-looking Statements - This news release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements can generally be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe,” “expect,” “anticipate,” “estimate” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. These risks and uncertainties involve general economic trends, changes in interest rates, loss of deposits and loan demand to other financial institutions, substantial changes in financial markets; changes in real estate value and the real estate market, regulatory changes, possibility of unforeseen events affecting the industry generally, the uncertainties associated with newly developed or acquired operations, the outcome of litigation that may arise, market disruptions and other effects of terrorist activities and the matters described in “Item 1A Risk Factors” in the Company’s Annual Report on Form 10-K for the Year Ended December 31, 2015. The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required under the rules and regulations of the Securities and Exchange Commission.

Data is unaudited as of December 31, 2016. This selected information should be read in conjunction with the financial statements and notes included in the Company's Annual Report on Form 10-K for the year ended December 31, 2015.

THE COMMUNITY FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
	Unaudited
	Three Months Ended December 31,		Years Ended December 31,
(dollars in thousands, except per share amounts )	2016	2015	2016	2015
Interest and Dividend Income
Loans, including fees	$11,744	$10,500	$44,919	$41,386
Interest and dividends on investment securities	835	705	3,108	2,473
Interest on deposits with banks	5	3	20	14
Total Interest and Dividend Income	12,584	11,208	48,047	43,873

Interest Expense
Deposits	1,210	1,054	4,695	4,152
Short-term borrowings	73	11	196	37
Long-term debt	828	795	3,251	3,156
Total Interest Expense	2,111	1,860	8,142	7,345

Net Interest Income	10,473	9,348	39,905	36,528
Provision for loan losses	670	362	2,359	1,433
Net Interest Income After Provision For Loan Losses	9,803	8,986	37,546	35,095

Noninterest Income
Loan appraisal, credit, and miscellaneous charges	66	106	289	315
Gain on sale of asset	8	-	12	19
Net gains (losses) on sale of OREO	4	-	(436)	(20)
Net gains (losses) on sale of investment securities	(8)	5	31	4
Loss on premises and equipment held for sale	-	-	-	(426)
Income from bank owned life insurance	196	199	789	815
Service charges	625	599	2,675	2,488
Gain on sale of loans held for sale	-	-	-	104
Total Noninterest Income	891	909	3,360	3,299

Noninterest Expense
Salary and employee benefits	4,193	4,148	16,810	16,366
Occupancy expense	666	593	2,488	2,427
Advertising	138	133	647	583
Data processing expense	589	544	2,267	2,044
Professional fees	455	403	1,568	1,323
Depreciation of furniture, fixtures, and equipment	204	195	812	810
Telephone communications	41	47	174	188
Office supplies	31	49	136	157
FDIC Insurance	97	214	739	799
OREO valuation allowance and expenses	252	377	861	1,059
Other	650	853	2,657	2,662
Total Noninterest Expense	7,316	7,556	29,159	28,418
Income before income taxes	3,378	2,339	11,747	9,976
Income tax expense	1,356	811	4,416	3,633
Net Income	$2,022	$1,528	$7,331	$6,343
Preferred stock dividends	-	-	-	23
Net Income Available to Common Stockholders	$2,022	$1,528	$7,331	$6,320

Earnings Per Common Share
Basic	$0.44	$0.33	$1.60	$1.36
Diluted	$0.44	$0.33	$1.59	$1.35
Cash dividends paid per common share	$0.10	$0.10	$0.40	$0.40

THE COMMUNITY FINANCIAL CORPORATION
AVERAGE CONSOLIDATED BALANCE SHEETS AND NET INTEREST INCOME
UNAUDITED

	For the Three Months Ended December 31,						For the Years Ended December 31,
		2016			2015			2016			2015
			Average			Average			Average			Average
	Average		Yield/	Average		Yield/	Average		Yield/	Average		Yield/
dollars in thousands	Balance	Interest	Cost	Balance	Interest	Cost	Balance	Interest	Cost	Balance	Interest	Cost
Assets
Interest-earning assets:
Loan portfolio	$1,049,998	$11,744	4.47%	$888,799	$10,500	4.73%	$988,288	$44,919	4.55%	$874,186	$41,386	4.73%
Investment securities, federal funds
sold and interest-bearing deposits	163,548	840	2.05%	148,181	708	1.91%	157,173	3,128	1.99%	139,256	2,487	1.79%
Total Interest-Earning Assets	1,213,546	12,584	4.15%	1,036,980	11,208	4.32%	1,145,461	48,047	4.19%	1,013,442	43,873	4.33%
Cash and cash equivalents	12,725			12,466			11,858			12,192
Other assets	71,458			67,990			72,151			67,272
Total Assets	$1,297,729			$1,117,436			$1,229,470			$1,092,906

Liabilities and Stockholders' Equity
Interest-bearing liabilities:
Savings	$50,631	$7	0.06%	$46,829	$12	0.10%	$48,878	$39	0.08%	$44,963	$45	0.10%
Interest-bearing demand and money
market accounts	408,823	291	0.28%	337,753	244	0.29%	380,592	1,128	0.30%	322,717	904	0.28%
Certificates of deposit	415,251	912	0.88%	375,271	799	0.85%	409,621	3,528	0.86%	378,179	3,203	0.85%
Long-term debt	65,564	373	2.28%	61,980	355	2.29%	60,503	1,456	2.41%	68,924	1,557	2.26%
Short-term debt	58,658	73	0.50%	18,797	11	0.23%	39,802	196	0.49%	13,463	37	0.27%
Subordinated Notes	23,000	360	6.26%	23,000	359	6.24%	23,000	1,438	6.25%	20,732	1,290	6.22%
Guaranteed preferred beneficial interest
in junior subordinated debentures	12,000	95	3.17%	12,000	80	2.67%	12,000	357	2.98%	12,000	309	2.58%

Total Interest-Bearing Liabilities	1,033,927	2,111	0.82%	875,630	1,860	0.85%	974,396	8,142	0.84%	860,978	7,345	0.85%

Noninterest-bearing demand deposits	148,327			130,811			142,116			120,527
Other liabilities	10,230			10,211			9,561			9,244
Stockholders' equity	105,245			100,784			103,397			102,157
Total Liabilities and Stockholders' Equity	$1,297,729			$1,117,436			$1,229,470			$1,092,906

Net interest income		$10,473			$9,348			$39,905			$36,528

Interest rate spread			3.33%			3.47%			3.35%			3.48%
Net yield on interest-earning assets			3.45%			3.61%			3.48%			3.60%
Ratio of average interest-earning assets
to average interest bearing liabilities			117.37%			118.43%			117.56%			117.71%
Cost of funds			0.71%			0.74%			0.73%			0.75%
Cost of deposits			0.47%			0.47%			0.48%			0.48%
Cost of debt			2.26%			2.78%			2.55%			2.77%

Note: Loan average balance includes non-accrual loans. There are no tax equivalency adjustments.

THE COMMUNITY FINANCIAL CORPORATION
CONSOLIDATED BALANCE SHEETS
	December 31, 2016	December 31, 2015
(dollars in thousands)	(Unaudited)
Assets
Cash and due from banks	$9,948	$9,059
Federal funds sold	-	225
Interest-bearing deposits with banks	1,315	1,855
Securities available for sale (AFS), at fair value	53,033	35,116
Securities held to maturity (HTM), at amortized cost	109,247	109,420
Federal Home Loan Bank (FHLB) and Federal Reserve Bank (FRB) stock - at cost	7,235	6,931
Loans receivable - net of allowance for loan losses of $9,860 and $8,540	1,079,519	909,200
Premises and equipment, net	22,550	20,156
Premises and equipment held for sale	-	2,000
Other real estate owned (OREO)	7,763	9,449
Accrued interest receivable	3,979	3,218
Investment in bank owned life insurance	28,625	27,836
Other assets	11,043	8,867
Total Assets	$1,334,257	$1,143,332

Liabilities and Stockholders' Equity
Liabilities
Deposits
Non-interest-bearing deposits	$144,877	$142,771
Interest-bearing deposits	893,948	764,128
Total deposits	1,038,825	906,899
Short-term borrowings	79,000	36,000
Long-term debt	65,559	55,617
Guaranteed preferred beneficial interest in
junior subordinated debentures (TRUPs)	12,000	12,000
Subordinated notes - 6.25%	23,000	23,000
Accrued expenses and other liabilities	11,447	10,033
Total Liabilities	1,229,831	1,043,549

Stockholders' Equity
Common stock - par value $.01; authorized - 15,000,000 shares;
issued 4,633,868 and 4,645,429 shares, respectively	46	46
Additional paid in capital	47,377	46,809
Retained earnings	58,100	53,495
Accumulated other comprehensive loss	(928)	(251)
Unearned ESOP shares	(169)	(316)
Total Stockholders' Equity	104,426	99,783
Total Liabilities and Stockholders' Equity	$1,334,257	$1,143,332

THE COMMUNITY FINANCIAL CORPORATION
SELECTED CONSOLIDATED FINANCIAL DATA			(Unaudited)
	Three Months Ended (Unaudited)		Years Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
KEY OPERATING RATIOS
Return on average assets	0.62%	0.55%	0.60%	0.58%
Return on average common equity	7.68	6.06	7.09	6.33
Return on average total equity	7.68	6.06	7.09	6.21
Average total equity to average total assets	8.11	9.02	8.41	9.35
Interest rate spread	3.33	3.47	3.35	3.48
Net interest margin	3.45	3.61	3.48	3.60
Cost of funds	0.71	0.74	0.73	0.75
Cost of deposits	0.47	0.47	0.48	0.48
Cost of debt	2.26	2.78	2.55	2.77
Efficiency ratio	64.38	73.67	67.40	71.35
Non-interest expense to average assets	2.26	2.70	2.37	2.60
Net operating expense to average assets	1.98	2.38	2.10	2.30
Avg. int-earning assets to avg. int-bearing liabilities	117.37	118.43	117.56	117.71
Net charge-offs to average loans	0.18	0.09	0.11	0.16
COMMON SHARE DATA
Basic net income per common share	$0.44	$0.33	$1.60	$1.36
Diluted net income per common share	0.44	0.33	1.59	1.35
Cash dividends paid per common share	0.10	0.10	0.40	0.40
Weighted average common shares outstanding:
Basic	4,574,707	4,605,033	4,587,598	4,639,700
Diluted	4,606,676	4,642,081	4,617,870	4,676,748

	(Unaudited)
(dollars in thousands, except per share amounts)	December 31, 2016	December 31, 2015	$ Change	% Change
ASSET QUALITY
Total assets	$1,334,257	$1,143,332	$190,925	16.7%
Gross loans	1,088,982	918,894	170,088	18.5
Classified Assets	39,246	43,346	(4,100)	(9.5)
Allowance for loan losses	9,860	8,540	1,320	15.5

Past due loans (PDLs) (31 to 89 days)	1,034	948	86	9.1
Nonperforming loans (NPLs) (>=90 days)	7,705	10,740	(3,035)	(28.3)

Non-accrual loans (a)	8,374	11,433	(3,059)	(26.8)
Accruing troubled debt restructures (TDRs) (b)	10,448	13,133	(2,685)	(20.4)
Other real estate owned (OREO)	7,763	9,449	(1,686)	(17.8)
Non-accrual loans, OREO and TDRs	$26,585	$34,015	$(7,430)	(21.8)
ASSET QUALITY RATIOS
Classified assets to total assets	2.94%	3.79%
Classified assets to risk-based capital	26.13	30.19
Allowance for loan losses to total loans	0.91	0.93
Allowance for loan losses to nonperforming loans	127.97	79.52
Past due loans (PDLs) to total loans	0.09	0.10
Nonperforming loans (NPLs) to total loans	0.71	1.17
Loan delinquency (PDLs + NPLs) to total loans	0.80	1.27
Non-accrual loans to total loans	0.77	1.24
Non-accrual loans and TDRs to total loans	1.73	2.67
Non-accrual loans and OREO to total assets	1.21	1.83
Non-accrual loans, OREO and TDRs to total assets	1.99	2.98
COMMON SHARE DATA
Book value per common share	$22.54	$21.48
Common shares outstanding at end of period	4,633,868	4,645,429
OTHER DATA
Number of:
Full-time equivalent employees	162	171
Branches	12	12
Loan Production Offices	5	5
REGULATORY CAPITAL RATIOS
Tier 1 capital to average assets	9.02	10.01%
Tier 1 common capital to risk-weighted assets	9.54	10.16
Tier 1 capital to risk-weighted assets	10.62	11.38
Total risk-based capital to risk-weighted assets	13.60	14.58

(a) Non-accrual loans include all loans that are 90 days or more delinquent and loans that are non-accrual due to the operating results or cash flows of a customer. Non-accrual loans can include loans that are current with all loan payments. Interest and principal are recognized on a cash-basis in accordance with the Bank's policy if the loans are not impaired or there is no impairment.

(b) At December 31, 2016 and 2015, the Bank had total TDRs of $15.1 million and $18.6 million, respectively, with four and three TDR relationships totaling $4.7 million and $5.4 million, respectively, in non-accrual status. These loans are classified as non-accrual loans for the calculation of financial ratios.

THE COMMUNITY FINANCIAL CORPORATION
SUPPLEMENTAL QUARTERLY FINANCIAL DATA (UNAUDITED)

Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands, except per share amounts )	2016	2016	2016	2016	2015
Interest and Dividend Income
Loans, including fees	$11,744	$11,460	$11,170	$10,545	$10,500
Interest and dividends on securities	835	758	752	763	705
Interest on deposits with banks	5	5	6	4	3
Total Interest and Dividend Income	12,584	12,223	11,928	11,312	11,208

Interest Expense
Deposits	1,210	1,209	1,182	1,095	1,054
Short-term borrowings	73	36	49	38	11
Long-term debt	828	834	802	786	795
Total Interest Expense	2,111	2,079	2,033	1,919	1,860

Net Interest Income (NII)	10,473	10,144	9,895	9,393	9,348
Provision for loan losses	670	698	564	427	362

NII After Provision For Loan Losses	9,803	9,446	9,331	8,966	8,986

Noninterest Income
Loan appraisal, credit, and misc. charges	66	60	102	61	106
Gain on sale of asset	8	-	4	-	-
Net (losses) gains on sale of OREO	4	3	(448)	5	-
Net (losses) gains on sale of investment securities	(8)	-	39	-	5
Income from bank owned life insurance	196	199	198	196	199
Service charges	625	580	882	588	599
Total Noninterest Income	891	842	777	850	909

Noninterest Expense
Salary and employee benefits	4,193	4,268	4,197	4,152	4,148
Occupancy expense	666	597	636	589	593
Advertising	138	290	156	63	133
Data processing expense	589	544	580	554	544
Professional fees	455	308	380	425	403
Depr.of furniture, fixtures, and equipment	204	206	206	196	195
Telephone communications	41	43	46	44	47
Office supplies	31	33	29	43	49
FDIC Insurance	97	215	184	243	214
OREO valuation allowance and expenses	252	203	105	301	377
Other	650	604	773	630	853
Total Noninterest Expense	7,316	7,311	7,292	7,240	7,556
Income before income taxes	3,378	2,977	2,816	2,576	2,339
Income tax expense	1,356	1,014	1,078	968	811
Net Income Available to Common Stockholders	$2,022	$1,963	$1,738	$1,608	$1,528

THE COMMUNITY FINANCIAL CORPORATION
SUPPLEMENTAL QUARTERLY FINANCIAL DATA (UNAUDITED) - Continued

At Or For The Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands, except per share amounts )	2016	2016	2016	2016	2015
KEY OPERATING RATIOS
Return on average assets	0.62%	0.63%	0.57%	0.56%	0.55%
Return on average common equity	7.68	7.48	6.79	6.37	6.06
Return on average total equity	7.68	7.48	6.79	6.37	6.06
Average total equity to average total assets	8.11	8.37	8.46	8.74	9.02
Interest rate spread	3.33	3.34	3.40	3.37	3.47
Net interest margin	3.45	3.47	3.52	3.50	3.61
Cost of funds	0.71	0.73	0.74	0.73	0.74
Cost of deposits	0.47	0.48	0.49	0.47	0.47
Cost of debt	2.26	2.63	2.66	2.71	2.78
Efficiency ratio	64.38	66.55	68.33	70.68	73.67
Non-interest expense to average assets	2.26	2.33	2.41	2.51	2.70
Net operating expense to average assets	1.98	2.06	2.15	2.21	2.38
Avg. int-earning assets to avg. int-bearing liabilities	117.37	117.49	117.61	117.79	118.43
Net charge-offs to average loans	0.18	0.06	0.02	0.16	0.09
COMMON SHARE DATA
Basic net income per common share	$0.44	$0.43	$0.38	$0.35	$0.33
Diluted net income per common share	0.44	0.42	0.38	0.35	0.33
Cash dividends paid per common share	0.10	0.10	0.10	0.10	0.10
Weighted average common shares outstanding:
Basic	4,574,707	4,590,644	4,590,444	4,594,683	4,605,033
Diluted	4,606,676	4,622,579	4,617,794	4,624,603	4,642,081

ASSET QUALITY
Total assets	$1,334,257	$1,281,874	$1,233,401	$1,176,913	$1,143,332
Gross loans	1,088,982	1,051,419	1,005,068	945,144	918,894
Classified Assets	39,246	40,234	41,370	44,512	43,346
Allowance for loan losses	9,860	9,663	9,106	8,591	8,540

Past due loans (PDLs) (31 to 89 days)	1,034	723	821	983	948
Nonperforming loans (NPLs) (>=90 days)	7,705	7,778	9,540	9,703	10,740

Non-accrual loans	8,374	8,455	10,224	10,392	11,433
Accruing troubled debt restructures (TDRs)	10,448	10,595	10,878	12,327	13,133
Other real estate owned (OREO)	7,763	8,620	8,460	11,038	9,449
Non-accrual loans, OREO and TDRs	$26,585	$27,670	$29,562	$33,757	$34,015
ASSET QUALITY RATIOS
Classified assets to total assets	2.94%	3.14%	3.35%	3.78%	3.79%
Classified assets to risk-based capital	26.13	27.08	28.25	30.79	30.19
Allowance for loan losses to total loans	0.91	0.92	0.91	0.91	0.93
Allowance for loan losses to nonperforming loans	127.97	124.24	95.45	88.54	79.52
Past due loans (PDLs) to total loans	0.09	0.07	0.08	0.10	0.10
Nonperforming loans (NPLs) to total loans	0.71	0.74	0.95	1.03	1.17
Loan delinquency (PDLs + NPLs) to total loans	0.80	0.81	1.03	1.13	1.27
Non-accrual loans to total loans	0.77	0.80	1.02	1.10	1.24
Non-accrual loans and TDRs to total loans	1.73	1.81	2.10	2.40	2.67
Non-accrual loans and OREO to total assets	1.21	1.33	1.51	1.82	1.83
Non-accrual loans, OREO and TDRs to total assets	1.99	2.16	2.40	2.87	2.98

COMMON SHARE DATA
Book value per common share	$22.54	$22.33	$22.01	$21.70	$21.48
Common shares outstanding at end of period	4,633,868	4,656,989	4,651,486	4,652,292	4,645,429

OTHER DATA
Number of:
Full-time equivalent employees	162	166	167	168	171
Branches	12	12	12	12	12
Loan Production Offices	5	5	5	5	5

REGULATORY CAPITAL RATIOS
Tier 1 capital to average assets	9.02%	9.22%	9.43%	9.77%	10.01%
Tier 1 common capital to risk-weighted assets	9.54	9.75	10.01	9.96	10.16
Tier 1 capital to risk-weighted assets	10.62	10.87	11.18	11.14	11.38
Total risk-based capital to risk-weighted assets	13.60	13.94	14.32	14.26	14.58

CONTACTS:
William J. Pasenelli, Chief Executive Officer
Todd L. Capitani, Chief Financial Officer
888.745.2265